                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT
                                 --------------



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event Reported) February 11, 1999
                                                       -------------------



                              COLUMBIA ENERGY GROUP
                              ---------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       1-1098                   13-1594808
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


                13880 Dulles Corner Lane, Herndon, VA 20171-4600
                ------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (703) 561-6000
                                                           --------------

Item 5.  Other Events
-------  ------------

         Information contained in a News Release dated February 11, 1999 is incorporated herein by reference.

                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Columbia Energy Group
                                                 ---------------------
                                                      (Registrant)




                                                 By  /s/ J. W. Grossman
                                                     ---------------------------
                                                     Vice President & Controller

Date: February 11, 1999

For Immediate Release                                                  Contacts:
                                                                       ---------
February 11, 1999                    News Media: R.A. Rankin, Jr. (703) 561-6044
                                                    Simon Ruebens (703) 561-6063
                            Financial Community: Thomas L. Hughes (703) 561-6001
                                            Melissa E. Bockelmann (703) 561-6011


COLUMBIA REPORTS 1998 RESULTS

         HERNDON, Va., Feb. 11 - Columbia Energy Group today reported net income for 1998 of $269.2 million, or $3.23 per share, compared to $273.3 million, or $3.29 per share, for 1997.

         Oliver G. Richard III, chairman, CEO and president of Columbia Energy Group, said, "Columbia's earnings did not meet our expectations. Despite innovative regulatory settlements, cost reductions and business expansion, our net income fell short of 1997's record level, and was restricted by the impact of record warm weather on gas demand and throughput, as well as by substantial costs related to our marketing operations." He added that the weather toll, reflecting average temperatures 19 percent higher than in 1997, was an estimated $80 million on a pre-tax basis.

         Columbia's total revenues were nearly $6.6 billion for 1998, up $1.5 billion over the prior year. Operating income was $540 million in 1998, a $30.6 million improvement over 1997.

         The 1998 operating income increase was due largely to lower operation and maintenance costs for Columbia's rate-regulated subsidiaries and higher income from its transportation services and gas management activities. Also contributing to the increase were higher gas production and prices for Columbia's exploration and production segment.

         Reviewing performance for Columbia's regulated operations, Richard noted that "at the end of 1998, our transmission and storage segment had more than 3 billion cubic feet (Bcf) per day of expansion projects underway or planned, including several that will expand our geographic footprint. Our distribution segment delivered strong performance, through reduced operation and maintenance costs and innovative regulatory settlements. With 86 percent of the system unbundled, we are well on our way to offering every Columbia customer what we call Energy Economic Democracy.

         "On the nonregulated side of our business," the Columbia CEO said, "more than 1,500 megawatts of new power projects are in various stages of development. We have continued to acquire propane distribution operations and have doubled the propane capacity of our import terminal. The marketing operations expanded dramatically during 1998 and continue to offer a promising challenge for Columbia. This growth has strained the infrastructure of the marketing segment. The marketing segment has established a year-end reserve that reduced pre-tax income by $16.3 million, which included an increase in the allowance for uncollectible accounts stemming from our continuing review of the segment's financial records. In addition, the segment sustained trading losses described below in the segment information. While the year-end reserve highlighted the need for ongoing improvement in certain areas, the marketing segment accomplished an 80 percent increase in wholesale gas trading volumes for 1998 and completed its first full year of power trading. Our retail marketing operations now are providing nonregulated services and commodity energy to more than 360,000 customers."

         Several other key items affected each year's results. These items in 1998 included a $16.5 million after-tax benefit from reduced postretirement benefit costs, reflecting a buyout with an insurance carrier of a portion of those liabilities, a $10 million benefit from state tax planning initiatives, and a gain of $6.5 million from the settlement of 1991-1995 tax issues. In 1997, net income was improved $12.8 million for state tax issues, $12.4 million from Columbia Gas Transmission's regulatory settlement that included the sale of base gas storage volumes, $6 million from the sale of coal assets, $5.5 million from a gain on the deactivation of a storage field and $4.4 million for payments received from a cogeneration partnership. Reducing net income in 1997 were $20.2 million of restructuring and relocation costs and a $6.6 million reserve for the sale of pipeline facilities.

OPERATING INCOME BY SEGMENT

         The TRANSMISSION AND STORAGE segment's 1998 operating income was $326.1 million, an increase of $67.8 million over last year. The improvement primarily reflects reduced operation and maintenance costs due in large part to implementing restructuring initiatives, revenues from Columbia Gas Transmission's market expansion project, the sale of storage base gas volumes and the effect of Columbia Gulf Transmission's 1998 regulatory settlement. During 1997, Columbia Gas Transmission's regulatory settlement added $19.1 million to operating income. Items reducing 1997 results included $23.5 million for relocation and restructuring charges and a $10.1 million reserve for the sale of pipeline facilities, mentioned previously.

         Operating income for the DISTRIBUTION segment of $225.8 million increased $1.6 million over 1997. The impact of record warm weather was more than offset by additional revenues from gas supply management activities that Columbia Gas of Ohio retained under the terms of its 1997 rate settlement, the beneficial effects of lower operation and maintenance costs and a reduction in the cost of postretirement benefits.

         The EXPLORATION AND PRODUCTION segment had operating income of $37.2 million, an increase of $6.3 million over 1997. The improvement was due to a 4.4 billion cubic feet (Bcf) increase in natural gas production and a $0.28 per thousand cubic feet (Mcf) increase for the average price received for gas sales. Gas production for 1998 was 39.1 Bcf with an average gas price of $2.91 per Mcf. The increased 1998 production included the effect of the 1997 acquisition of Alamco, Inc. and new production brought online by Columbia Energy Resources' successful drilling program that by year-end 1998 provided Columbia Energy Resources an estimated annual production capability of about 50 Bcf. In 1997, a contract buyout by a cogeneration facility improved income by $4.1 million.

         The MARKETING segment reported an operating loss of $59 million for 1998, versus an operating loss of $13.2 million last year. The 1998 loss reflected the costs of Columbia's continued investment in the segment's infrastructure, certain trading losses described below, and a significant investment for customer acquisition. During the fourth quarter of 1998, certain unusual trading activity resulted in a loss, which when combined with all other gas trading positions, caused a net loss of $6.5 million and reduced the gross margin to $42.7 million. Management has taken corrective action designed to prevent similar incidents from recurring. In addition, in addressing administrative requirements related to significantly increased trading volumes, the marketing segment has been analyzing certain financial records with amounts that do not appear to have adequate third party documentation, primarily resulting from the ongoing implementation of new accounting systems and the strain on the infrastructure caused by rapid growth. As a result of this ongoing analysis, a $16.3 million pre-tax reduction in income was recorded in the 1998 fourth quarter.

         While building infrastructure and coping with the challenges of a start-up business, the marketing segment made significant progress in expanding the volume of its business, reflecting increased gas sales volumes and the first full year of electric power sales. Gas sales volumes for 1998 averaged 4.3 Bcf per day, an increase of 1.9 Bcf per day, or nearly 80 percent, while electric power marketing volumes for 1998 totaled nearly 14,400 Gigawatt hours. The gas sales increase was primarily from wholesale gas trading and marketing activity.

         Operating income of $10.7 million for the PROPANE, POWER GENERATION AND LNG segment was $5.6 million lower than 1997. Operating income in 1997 was improved when Columbia Electric received $3.2 million for assuming a cogeneration transportation contract. Additional start-up costs for new services and the adverse effect of warmer weather on propane sales were partially offset by improved results from Columbia LNG and Columbia Electric.

OTHER INCOME (DEDUCTIONS)

         OTHER INCOME of $13.4 million for 1998 decreased $27 million from 1997 while INTEREST EXPENSE of $152.4 million decreased $5.2 million. Included in 1997 income was an $8.5 million pre-tax gain related to the deactivation of a storage field to allow mining of coal reserves. Also in 1997, Columbia's coal assets were sold improving pre-tax income $9.5 million. In addition, interest income on temporary cash investments was lower in 1998 when compared to 1997. Decreasing interest expense was a 1998 tax settlement, involving tax issues from 1991-1995, partially offset by additional interest expense on prepayments received from third parties.

FOURTH QUARTER RESULTS

         Columbia's 1998 fourth quarter net income was $87.7 million, or $1.05 per share, an increase of $12.1 million, or $0.14 per share, over the same period last year. This improvement was largely due to lower operation and maintenance costs for the rate-regulated subsidiaries and a $6.5 million gain for a tax settlement. Results also benefited from increased revenue from gas management activities and transportation services together with reduced restructuring costs. In 1997, the sale of coal assets improved net income by $6 million. Reducing results was the year-end 1998 reserve for the marketing segment, mentioned previously, and 14 percent warmer than normal weather in the last three months of 1998. In the same period in 1997 it was 3 percent colder than normal.

         Total fourth quarter 1998 revenues of $1.9 billion increased $200 million over the same period in 1997, while operating income for the 1998 fourth-quarter was $160.8 million, up $22 million over 1997. Segment operating income results for the fourth quarter are discussed below.

         The TRANSMISSION AND STORAGE segment's fourth quarter 1998 operating income was $94.8 million, a $30.7 million increase over the same period last year. Primarily improving results were lower operation and maintenance costs and increased revenues from transportation services and Columbia Gas Transmission's market expansion project, which began operations in November 1997. The quarter-to-quarter comparison benefited from a $5.6 million pre-tax reserve for relocation and restructuring costs recorded in 1997.

         The DISTRIBUTION segment reported operating income of $90.7 million for the 1998 fourth quarter, up $17 million over the same period in 1997. The impact of significantly warmer weather experienced in the fourth quarter of 1998 was more than offset by the effect of lower operation and maintenance costs, due in part to restructuring activities in 1997 and additional revenues for gas supply management activities that Columbia Gas of Ohio was allowed to retain under the terms of its 1997 rate settlement.

         Operating income of $8.8 million for the EXPLORATION AND PRODUCTION segment increased $600,000 over the fourth quarter of 1997. Gas production of
10.4 Bcf reflected a 1 Bcf increase over last year due largely to the success of Columbia Energy Resources' drilling program. This improvement was partially offset by lower gas prices of $2.63 per Mcf, a decrease of 9 cents per Mcf from the same period last year.

         The MARKETING segment reported an operating loss of $39.4 million for the fourth quarter of 1998 due primarily to the trading losses and the $16.3 million charge mentioned previously, costs related to the increased investment in its infrastructure and increased costs associated with the need to hire and retain qualified personnel. In the same period last year, the segment had a loss of $12.5 million. Gas sales increased by 50% to 510.4 Bcf in the fourth quarter of 1998, while Columbia's electric power-trading program that was initiated in late 1997 sold 4,295 Gigawatt hours of power in the current quarter.

         Fourth quarter operating income of $4.4 million for the PROPANE, POWER GENERATION AND LNG segment decreased $1.9 million from the same period last year. Higher propane margins were more than offset by lower sales volumes and higher operating expenses for the propane operations, attributable to recent acquisitions, together with reduced transportation revenue from power generation activities.

         Columbia Energy Group, based in Herndon, Va., is one of the nation's leading energy services companies, with 1998 revenues of nearly $6.6 billion and assets of about $7 billion. Its operating companies engage in all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as commodities marketing, energy management, propane sales and electric power generation, sales and trading. Columbia's companies serve customers in 34 states and the District of Columbia; over 60 percent of America's gas and electric revenue is derived in and around its principal operating region.

         Information about Columbia Energy Group (NYSE:CG) is available on the Internet at www.columbiaenergygroup.com.
            ---------------------------

         This press release contains "forward-looking statements" within the meaning of the federal securities laws, including statements concerning, on a consolidated, segment or subsidiary basis, Columbia's plans, objectives and expected performance (including exploration and production drilling and production estimates and plans regarding expansion of the transmission operations). There can be no assurance that actual results will not differ materially due to various factors, many of which are beyond the control of Columbia, including, but not limited to, competition, the regulatory approval process, weather, supply and demand for natural gas and changes in general economic conditions.


                                - tables follow -

                                                   COLUMBIA ENERGY GROUP
                                          Summary of Financial and Operating Data



                                                                   TWELVE MONTHS                          THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                              ------------------------               -----------------------
                                                                1998            1997                  1998            1997
                                                              -------          -------               -------         -------
INCOME STATEMENT DATA
---------------------
 ($ in millions)

Net Revenues
   Energy sales .....................................         5,731.8          4,325.2               1,699.2         1,525.2
   Less: Products purchased..........................         4,654.0          3,125.5               1,390.1         1,166.5
                                                              -------          -------               -------         -------

   Gross Margin......................................         1,077.8          1,199.7                 309.1           358.7

   Transportation....................................           557.5            518.9                 161.6           144.4
   Production gas sales..............................            51.6             30.4                   9.7             7.7
   Other.............................................           210.2            166.5                  58.4            38.2
                                                              -------          -------               -------         -------
Total Net Revenues...................................         1,897.1          1,915.5                 538.8           549.0
                                                              -------          -------               -------         -------

Operating Expenses
   Operation and maintenance.........................           901.6            962.3                 265.3           287.7
   Depreciation and depletion........................           235.2            221.3                  59.6            58.1
   Other taxes.......................................           220.3            222.5                  53.1            64.4
                                                              -------          -------               -------         -------
Total Operating Expenses.............................         1,357.1          1,406.1                 378.0           410.2
                                                              -------          -------               -------         -------

Operating Income.....................................           540.0            509.4                 160.8           138.8
                                                              -------          -------               -------         -------

Other Income (Deductions)
   Interest income and other, net....................            13.4             40.4                   4.1            12.5
   Interest expense and related charges..............          (152.4)          (157.6)                (31.9)          (42.3)
                                                              -------          -------               -------         --------
Total Other Income (Deductions)......................          (139.0)          (117.2)                (27.8)          (29.8)
                                                              -------          -------               -------         --------

Income before Income Taxes ..........................           401.0            392.2                 133.0           109.0
Income Taxes.........................................           131.8            118.9                  45.3            33.4
                                                              -------          -------               -------         -------

Net Income ..........................................           269.2            273.3                  87.7            75.6
                                                              =======          =======               =======         =======

PER SHARE DATA (a)
--------------
   Earnings Per Share of Common Stock ($)............            3.23             3.29                  1.05            0.91
   Average Common Shares
     Outstanding (millions)..........................            83.4             83.1                  83.5            83.2

   Diluted Earnings Per Share of Common  Stock ($)...            3.21             3.27                  1.05            0.90
   Diluted Average Common Shares (millions)..........            83.7             83.6                  83.9            83.7


(a) All per share amounts, average common shares outstanding and diluted average common shares have been restated to reflect a three-for-two common stock split, in the form of a stock dividend, effective June 15, 1998.

                                                   COLUMBIA ENERGY GROUP
                                    Summary of Financial and Operating Data (continued)



OPERATING INCOME (LOSS) BY SEGMENT
----------------------------------
($ in millions)

                                            TRANSMISSION AND STORAGE OPERATIONS
                                            -----------------------------------

                                                                   TWELVE MONTHS                         THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                             -------------------------              ------------------------
                                                               1998             1997                  1998            1997
                                                             -------          --------              --------         -------
OPERATING REVENUES
   Transportation revenues ..........................          620.4             622.0                 175.2           173.2
   Storage revenues..................................          186.0             179.8                  48.3            42.8
   Other revenues....................................           32.3              36.8                   5.2             3.8
                                                             -------          --------              --------         -------
Total Operating Revenues.............................          838.7             838.6                 228.7           219.8
                                                             -------          --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................          358.9             423.2                  96.9           118.2
   Depreciation......................................          101.8             104.3                  26.0            25.6
   Other taxes.......................................           51.9              52.8                  11.0            11.9
                                                             -------          --------              --------         -------
Total Operating Expenses.............................          512.6             580.3                 133.9           155.7
                                                             -------          --------              --------         -------

OPERATING INCOME.....................................          326.1             258.3                  94.8            64.1
                                                             =======          ========              ========         =======

                                                  DISTRIBUTION OPERATIONS
                                                  -----------------------

                                                                   TWELVE MONTHS                         THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                             -------------------------              ------------------------
                                                               1998             1997                  1998            1997
                                                             -------          --------              --------         -------
NET REVENUES
   Sales revenues ...................................        1,686.3           2,153.1                 487.2           618.6
   Less: Cost of gas sold............................        1,005.4           1,385.6                 282.3           381.4
                                                             -------          --------              --------         -------
   Net Sales Revenues................................          680.9             767.5                 204.9           237.2
                                                             -------          --------              --------         -------

   Transportation revenues...........................          183.2             143.2                  60.6            45.4
   Less: Associated gas  costs.......................           17.1              12.6                   4.6             4.7
                                                             -------          --------              --------         -------
   Net Transportation Revenues.......................          166.1             130.6                  56.0            40.7
                                                             -------          --------              --------         -------

Net Revenues.........................................          847.0             898.1                 260.9           277.9
                                                             -------          --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................          386.7             441.0                 111.0           133.4
   Depreciation......................................           82.2              78.2                  20.3            22.4
   Other taxes.......................................          152.3             154.7                  38.9            48.4
                                                             -------          --------              --------         -------
Total Operating Expenses.............................          621.2             673.9                 170.2           204.2
                                                             -------          --------              --------         -------

OPERATING INCOME.....................................          225.8             224.2                  90.7            73.7
                                                             =======          ========              ========         =======


                                                   COLUMBIA ENERGY GROUP
                                    Summary of Financial and Operating Data (continued)



                                           EXPLORATION AND PRODUCTION OPERATIONS
                                           -------------------------------------

                                                                   TWELVE MONTHS                         THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                              ------------------------              ------------------------
                                                                1998            1997                  1998            1997
                                                              -------         --------              --------         -------
OPERATING REVENUES
   Gas revenues .....................................           113.9            109.5                  27.4            31.9
   Other revenues....................................            13.6              3.8                   3.5             1.0
                                                              -------         --------              --------         -------
Total Operating Revenues.............................           127.5            113.3                  30.9            32.9
                                                              -------         --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................            44.6             45.7                  11.4            14.8
   Depreciation and depletion........................            36.5             27.6                   9.0             7.0
   Other taxes.......................................             9.2              9.1                   1.7             2.9
                                                              -------         --------              --------         -------
Total Operating Expenses.............................            90.3             82.4                  22.1            24.7
                                                              -------         --------              --------         -------

OPERATING INCOME.....................................            37.2             30.9                   8.8             8.2
                                                              =======         ========              ========         =======

                                                    MARKETING OPERATIONS
                                                    --------------------

                                                                   TWELVE MONTHS                         THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                              ------------------------              ------------------------
                                                                1998            1997                  1998            1997
                                                              -------         --------              --------         -------
OPERATING REVENUES
   Gas revenues .....................................         3,507.8          2,187.0               1,115.6           904.0
   Power revenues....................................           564.4               --                 104.8              --
                                                              -------         --------              --------         -------
Total Operating Revenues.............................         4,072.2          2,187.0               1,220.4           904.0

Less: Products purchased.............................         4,029.5          2,166.4               1,214.4           900.5
                                                              -------         --------              --------         -------

Gross Margin.........................................            42.7             20.6                   6.0             3.5
                                                              -------         --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................            95.7             31.1                  43.6            14.9
   Depreciation......................................             4.1              1.6                   1.7             0.7
   Other taxes.......................................             1.9              1.1                   0.1             0.4
                                                              -------         --------              --------         -------
Total Operating Expenses.............................           101.7             33.8                  45.4            16.0
                                                              -------         --------              --------         -------

OPERATING (LOSS).....................................           (59.0)           (13.2)                (39.4)          (12.5)
                                                              =======         ========              ========         =======

                                                   COLUMBIA ENERGY GROUP
                                    Summary of Financial and Operating Data (continued)



                                        PROPANE, POWER GENERATION AND LNG OPERATIONS
                                        --------------------------------------------

                                                                   TWELVE MONTHS                         THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                              ------------------------              ------------------------
                                                                1998            1997                  1998            1997
                                                              -------         --------              --------         -------
NET REVENUES
   Propane revenues .................................            63.1             70.4                  20.1            22.7
   Less: Products purchased..........................            34.6             43.2                  11.0            13.6
                                                              -------         --------              --------         -------
   Net Propane Revenues..............................            28.5             27.2                   9.1             9.1

   Power Generation..................................             8.3             10.6                   1.9             1.9

   Other Revenues....................................            18.3             19.4                   5.6             6.1
                                                              -------         --------              --------         -------

Net Revenues.........................................            55.1             57.2                  16.6            17.1
                                                              -------         --------              --------         -------

OPERATING EXPENSES
   Operation and maintenance.........................            37.2             35.3                  10.1             9.3
   Depreciation......................................             5.1              3.6                   1.5             1.0
   Other taxes.......................................             2.1              2.0                   0.6             0.5
                                                              -------         --------              --------         -------
Total Operating Expenses.............................            44.4             40.9                  12.2            10.8
                                                              -------         --------              --------         -------

OPERATING INCOME.....................................            10.7             16.3                   4.4             6.3
                                                              =======         ========              ========         =======

                                                         CORPORATE
                                                         ---------

                                                                   TWELVE MONTHS                         THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                              ------------------------              ------------------------
                                                                1998            1997                  1998            1997
                                                              -------         --------              --------         -------

OPERATING INCOME (LOSS)..............................            (0.8)             (7.1)                 1.5            (1.0)
                                                              =======         =========             ========         =======

                                          COLUMBIA ENERGY GROUP
                           Summary of Financial and Operating Data (continued)




                                                              DECEMBER 31, 1998          DECEMBER 31, 1997
                                                              -----------------          -----------------
CAPITALIZATION
--------------
($ in millions)

Common Stock Equity
     Common stock,  $10 par value,
     outstanding 83,511,878 and 55,495,460* shares,
     respectively....................................                  835.1                     554.9

     Additional paid in capital......................                  761.8                     754.2

     Retained earnings...............................                  409.5                     482.7

     Unearned employee compensation..................                   (0.9)                     (1.1)

     Accumulated Other Comprehensive Income:
       Foreign currency translation adjustment.......                   (0.2)                       --
                                                                     -------                   -------

Total Common Stock Equity............................                2,005.3                   1,790.7

Long-Term Debt.......................................                2,003.1                   2,003.5
                                                                     -------                   -------

Total Capitalization.................................                4,008.4                   3,794.2
                                                                     =======                   =======

Short-Term Debt......................................                  144.8                     328.1
                                                                     =======                   =======

* The common shares outstanding at December 31, 1997, do not reflect the three-for-two common stock split, effective on June 15, 1998.

                                                   COLUMBIA ENERGY GROUP
                                    Summary of Financial and Operating Data (continued)


                                                                   TWELVE MONTHS                         THREE MONTHS
                                                                 ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                                              ------------------------              -----------------------
                                                                1998            1997                 1998            1997
                                                              -------          -------              -------         -------

TOTAL REVENUES ($ IN MILLIONS).......................         6,568.2          5,053.6              1,933.5         1,720.2

AVERAGE PRICE OF GAS PRODUCTION ($ PER MCF)
     U.S.............................................            2.91             2.63                 2.63            2.72
     Canada..........................................            2.61               --                 2.25              --

OPERATING DATA
   Gas Production (billion cubic feet):
     U.S.............................................            39.0             34.7                 10.4             9.4
     Canada..........................................             0.1               --                   --              --
                                                              -------          -------              -------         -------
     Total...........................................            39.1             34.7                 10.4             9.4
                                                              =======          =======              =======         =======

   Propane gallons sold (millions)...................            66.5             70.9                 22.0            23.1
                                                              =======          =======              =======         =======

   Marketing volumes sold
     Gas sales (billion cubic feet)..................         1,581.0            888.4                510.4           337.0
     Power sales (gigawatt hours)....................          14,364               --                4,295              --

THROUGHPUT
  Transmission (billion cubic feet):
     Transportation
      Columbia Transmission
        Market area..................................           947.8          1,032.6                273.2           313.0
      Columbia Gulf
        Mainline.....................................           563.3            607.5                142.7           149.2
        Short-haul...................................           231.2            252.4                 52.9            67.3
        Intrasegment eliminations....................          (544.8)          (591.0)              (138.0)         (143.0)
                                                              -------          -------              -------         -------
  Total Throughput...................................         1,197.5          1,301.5                330.8           386.5
                                                              =======          =======              =======         =======

  Distribution (billion cubic feet):
   Gas sales.........................................           207.6            267.8                 63.9            87.4
   Transportation....................................           287.7            258.9                 80.9            71.9
                                                              -------          -------              -------         -------
  Total Throughput...................................           495.3            526.7                144.8           159.3
   Off-System Sales..................................            62.9             45.4                  2.6             0.1
                                                              -------          -------              -------         -------
  Total Sold and Transported.........................           558.2            572.1                147.4           159.4
                                                              =======          =======              =======         =======

  DEGREE DAYS (DISTRIBUTION SERVICE TERRITORY)
    Actual...........................................            4,635           5,736                1,757           2,098
    Normal...........................................            5,600           5,600                2,032           2,032
    % Colder (warmer) than normal....................             (17)               2                  (14)              3
    % Colder (warmer) than prior period..............             (19)              (4)                 (16)              2





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